Exhibit No. EX-99.a.7

DFA INVESTMENT DIMENSIONS GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue a total of Ten Billion (10,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of One Hundred Million Dollars ($100,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its thirty-seven existing classes of common stock (each a “Class” and collectively, the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The U.S. Large Company Portfolio Shares	200,000,000

U.S. Micro Cap Portfolio Shares	300,000,000

The DFA One-Year Fixed Income Portfolio Shares	300,000,000

The DFA Five-Year Government Portfolio Shares	100,000,000

The United Kingdom Small Company Portfolio Shares	70,000,000

The Japanese Small Company Portfolio Shares	50,000,000

The Continental Small Company Portfolio Shares	50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares	100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares	200,000,000

Asia Pacific Small Company Portfolio Shares	50,000,000

The Large Cap International Portfolio Shares	150,000,000

U.S. Small Cap Portfolio Shares	200,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
U.S. Small Cap Value Portfolio Shares	500,000,000

The U.S. Large Cap Value Portfolio Shares	250,000,000

The DFA Real Estate Securities Portfolio Shares	100,000,000

LWAS/DFA International High Book to Market Portfolio Shares	100,000,000

The Emerging Markets Portfolio Shares	150,000,000

DFA International Small Cap Value Portfolio Shares	300,000,000

VA Large Value Portfolio Shares	50,000,000

VA Global Bond Portfolio Shares	50,000,000

VA Small Value Portfolio Shares	50,000,000

VA International Value Portfolio Shares	50,000,000

VA International Small Portfolio Shares	50,000,000

The VA Short-Term Fixed Portfolio Shares	50,000,000

Enhanced U.S. Large Company Portfolio Shares	100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares	250,000,000

International Small Company Portfolio Shares	200,000,000

Emerging Markets Small Cap Portfolio Shares	100,000,000

U.S. Small XM Value Portfolio Shares	100,000,000

Emerging Markets Value Portfolio Shares	100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares	150,000,000

Tax-Managed U.S. Small Cap Portfolio Shares	100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares	150,000,000

Tax-Managed DFA International Value Portfolio Shares	150,000,000

Tax-Managed U.S. Equity Portfolio Shares	100,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
DFA Short-Term Municipal Bond Portfolio Shares	100,000,000
Emerging Markets Core Equity Portfolio Shares	100,000,000

In addition, 4,830,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

The allocation and classification of shares of common stock of the Corporation to the Class designated as the U.S. Small Cap Value Portfolio Shares into two sub-classes of common stock (each a “Sub-Class,” and collectively, the “Sub-Classes”) is as follows:

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
U.S. Small Cap Value Portfolio Shares–Investor Class	400,000,000
U.S. Small Cap Value Portfolio Shares–Class R	100,000,000

SECOND: In accordance with Section 2-105(c) of the Maryland General Corporation Law, and in accordance with and subject to the provisions of Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation has adopted a resolution classifying and allocating Four Hundred Million (400,000,000) shares of the unallocated and unissued common stock of the Corporation, with a par value of One Cent ($0.01) per share, as follows: One Hundred Million (100,000,000) shares were allocated to the class of stock designated “U.S. Core Equity 1 Portfolio Shares”; One Hundred Million (100,000,000) shares were allocated to the class of stock designated “U.S. Core Equity 2 Portfolio Shares”; One Hundred Million (100,000,000) shares were allocated to the class of stock designated “U.S. Vector Equity Portfolio Shares”; and One Hundred Million ($100,000,000) shares were allocated to the class of stock designated “International Core Equity Portfolio Shares.”

THIRD: Following the aforesaid classifications and allocations, the total number of shares of common stock which the Corporation is authorized to issue is Ten Billion (10,000,000,000) shares, with a par value of One Cent ($0.0l) per share and an aggregate par value of One Hundred Million Dollars ($100,000,000), and the allocation of shares to each of the forty-one Classes is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The U.S. Large Company Portfolio Shares	200,000,000
U.S. Micro Cap Portfolio Shares	300,000,000
The DFA One-Year Fixed Income Portfolio Shares	300,000,000
The DFA Five-Year Government Portfolio Shares	100,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
The United Kingdom Small Company Portfolio Shares	70,000,000

The Japanese Small Company Portfolio Shares	50,000,000

The Continental Small Company Portfolio Shares	50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares	100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares	200,000,000

Asia Pacific Small Company Portfolio Shares	50,000,000

The Large Cap International Portfolio Shares	150,000,000

U.S. Small Cap Portfolio Shares	200,000,000

U.S. Small Cap Value Portfolio Shares	500,000,000

The U.S. Large Cap Value Portfolio Shares	250,000,000

The DFA Real Estate Securities Portfolio Shares	100,000,000

LWAS/DFA International High Book to Market Portfolio Shares	100,000,000

The Emerging Markets Portfolio Shares	150,000,000

DFA International Small Cap Value Portfolio Shares	300,000,000

VA Large Value Portfolio Shares	50,000,000

VA Global Bond Portfolio Shares	50,000,000

VA Small Value Portfolio Shares	50,000,000

VA International Value Portfolio Shares	50,000,000

VA International Small Portfolio Shares	50,000,000

The VA Short-Term Fixed Portfolio Shares	50,000,000

Enhanced U.S. Large Company Portfolio Shares	100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares	250,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
International Small Company Portfolio Shares	200,000,000

Emerging Markets Small Cap Portfolio Shares	100,000,000

U.S. Small XM Value Portfolio Shares	100,000,000

Emerging Markets Value Portfolio Shares	100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares	150,000,000

Tax-Managed U.S. Small Cap Portfolio Shares	100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares	150,000,000

Tax-Managed DFA International Value Portfolio Shares	150,000,000

Tax-Managed U.S. Equity Portfolio Shares	100,000,000

DFA Short-Term Municipal Bond Portfolio Shares	100,000,000

Emerging Markets Core Equity Portfolio Shares	100,000,000

U.S. Core Equity 1 Portfolio Shares	100,000,000

U.S. Core Equity 2 Portfolio Shares	100,000,000

U.S. Vector Equity Portfolio Shares	100,000,000

International Core Equity Portfolio Shares	100,000,000

In addition, 4,430,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

The allocation and classification of shares of common stock of the Corporation to the Class designated as the U.S. Small Cap Value Portfolio Shares among its two Sub-Classes is as follows:

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated
U.S. Small Cap Value Portfolio Shares–Investor Class	400,000,000

U.S. Small Cap Value Portfolio Shares–Class R	100,000,000

FOURTH: The additional shares of the classes of stock designated U.S. Core Equity 1 Portfolio Shares, U.S. Core Equity 2 Portfolio Shares, U.S. Vector Equity Portfolio Shares and International Core Equity Portfolio Shares shall have the same preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the existing shares of such Classes or Sub-Class, all as set forth in the charter of the Corporation, and shall be subject to all provisions of the charter relating to shares generally.

FIFTH: The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

SIXTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 9th day of September, 2005.

ATTEST:		DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Valerie A. Brown	By:	/s/ Catherine L. Newell
	Valerie A. Brown Assistant Secretary		Catherine L. Newell Vice President